Exhibit 24.2

POWER OF ATTORNEY

I, the undersigned as Controller of and in my other capacities for XG Sciences, Inc., hereby constitute and appoint Philip L. Rose, my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-l filed by XG Sciences, Inc. with the Securities and Exchange Commission on January 26, 2016 (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) (the “Registration Statement”) and all documents relating to the Registration Statement, and to file and deliver the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any other counterparties, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Date:	2/19/2016	/s/ Corinne Lyon
Corinne Lyon, Controller, XG Sciences, Inc.